Exhibit 4.5

SECOND SUPPLEMENTAL INDENTURE

ADDITIONAL SUBSIDIARY GUARANTEES

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 9,, 2007 among Britannia Bulk Plc, a public limited company incorporated under the laws of England and Wales (the “Company”), the existing guarantors listed on the signature pages hereto (the “Existing Guarantors”), the new guarantors listed on the signature pages hereto (the “New Guarantors” and, collectively, with the Existing Guarantors, the “Guarantors”), and Wilmington Trust Company, a Delaware banking corporation, as trustee under the Indenture referred to below (the “Trustee”).  Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented and in effect, the “Indenture”), dated as of November 16, 2006, providing for the issuance of its 11% Senior Secured Notes due 2011;

WHEREAS, Article XI of the Indenture provides that under certain circumstances the Company may or must cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Agreement to Guarantee.  The New Guarantors hereby agree, jointly and severally with all other Guarantors, to unconditionally guarantee the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all of the provisions of the Indenture applicable to a Guarantor thereunder and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.             No Recourse Against Others.  No past, present or future director, officer, employee, manager, incorporator, partner, member, agent, shareholder or other owner of Capital Stock of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

4.             NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5.             Severability Clause.  In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

6.             Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

9.             The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the date first above written.

BRITANNIA BULK PLC

By:	/s/ C.J. Hanson
Name:	C.J. Hanson
Title:	Managing Director

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Denise M. Geran
Name:	Denise M. Geran
Title:	Vice President

Existing Guarantors:

GREAT BELT SHIPPING COMPANY, S.A.

By:	/s/ Serguei Zoudov
Name:	Serguei Zoudov
Title:	Director

FLAGSHIP MARITIME, S.A.

By:	/s/ David Znak
Name:	David Znak
Title:	Director

BALTIC NAVIGATION CO., S.A.

By:	/s/ Serguei Zoudov
Name:	Serguei Zoudov
Title:	Director

NORTHERN STAR NAVIGATION, S.A.

By:	/s/ David Znak
Name:	David Znak
Title:	Director

BRITANNIA BULK, S.A.

By:	/s/ Serguei Zoudov
Name:	Serguei Zoudov
Title:	Director

BBL DENMARK HOLDING A/S

By:	/s/ C.J. Hanson
Name:	C.J. Hanson
Title:	Authorized Signatory

DANMAR SHIPPING, S.A.

By:	/s/ C.J. Hanson
Name:	C.J. Hanson
Title:	Director

BRITANNIA BULKERS PLC

By:	/s/ David Znak
Name:	David Znak
Title:	Director

SVENDBORG SHIP MANAGEMENT A/S

By:	/s/ C.J. Hanson
Name:	C.J. Hanson
Title:	Authorized Signatory

BRITANNIA BULKER A/S

By:	/s/ C.J. Hanson
Name:	C.J. Hanson
Title:	Authorized Signatory

SVENDBORG MARINE SURVEYORS A/S

By:	/s/ C.J. Hanson
Name:	C.J. Hanson
Title:	Authorized Signatory

BRITANNIA BULK DK A/S

By:	/s/ C.J. Hanson
Name:	C.J. Hanson
Title:	Authorized Signatory

INSPECCIONES MARITIMAS S.A.

By:	/s/ C.J. Hanson
Name:	C.J. Hanson
Title:	Authorized Signatory

INTERNATIONAL BULK SERVICES S.A.

By:	/s/ Serguei Zoudov
Name:	Serguei Zoudov
Title:	Director

ATLANTIC BULK SERVICES S.A.

By:	/s/ Serguei Zoudov
Name:	Serguei Zoudov
Title:	Authorized Signatory

UNITY BULK SERVICES S.A.

By:	/s/ Serguei Zoudov
Name:	Serguei Zoudov
Title:	Authorized Signatory

WESTERN BULK SERVICES S.A.

By:	/s/ David Znak
Name:	David Znak
Title:	Director

CHANNEL BULK SERVICES S.A.

By:	/s/ Serguei Zoudov
Name:	Serguei Zoudov
Title:	Authorized Signatory

New Guarantors:

NAVIGATOR BULK SERVICES S.A.

By:	/s/ C.J. Hanson
Name:	C.J. Hanson
Title:	Director